Seligman New Technologies Fund I

                                                                   Symbol: XSTFX

                                            Fund Fact Sheet as of March 31, 2003
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Fund Objective

The Fund seeks long-term capital appreciation by exploring opportunities and investing in companies that will bring us tomorrow's technologies, including private companies typically not available to the general public.

Inception Date: July 27, 1999

Net Asset Value Per Share as of 3/31/03: $4.48

Average Annual Returns*

                                         Without            With
                                       Sales Charge      Sales Charge

1 Year                                   (54.38)%              --
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3 Year                                   (50.45)               --
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Since Inception                          (32.86)           (33.41)%
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Market Overview

Despite newly minted budgets, most corporations are still spending cautiously. While IT spending remains soft, we continue to be cautiously optimistic about technology. We remain focused on software, particularly on companies that are introducing new products to help lower customers' cost of ownership and add features. With no significant up-tick in demand, we remain very concerned about Semiconductors, Semiconductor Capital Equipment, and the Telecommunications "food chain."

With the IPO market essentially closed, we believe private tech companies face three choices: find a strategic buyer, raise more private money, or become cash-positive quickly. The first two options remain difficult. First quarter 2003 M&A activity slowed to half of what it was a year earlier, and private investors remain cautious. Some fortunate companies may be able to become cash-positive through rapid revenue growth, but weak enterprise demand, combined with customers' reluctance to take a chance on private vendors, will make this extremely difficult for most. We believe our best-run private portfolio companies are being very careful with expenses, generally cutting costs that have relatively short-term impact -- such as in sales and marketing -- while maintaining funding for key long-term research and development projects. We believe this strategy can make them more attractive to potential buyers, who typically focus on the unique product of the acquisition target rather than infrastructure.

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*     For the periods ended 3/31/03. Past performance is no guarantee of future results. Return figures assume the reinvestment of all dividends and distributions. Since inception returns are calculated without and with the effect of the initial 3% maximum sales charge. The sales charge applies only to shares sold at the inception of the Fund. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. In addition, an investment in the Fund involves investment risks, including the possible loss of principal.

As of 3/31/03, the Fund has approximately 70% of net assets invested in securities of venture capital companies. As a result, and because of uncertain market conditions, the Manager is carefully monitoring the Fund's ongoing liquidity needs. Liquidity is required for, among other things, quarterly repurchases and follow-on investments. While the Manager believes that the Fund has sufficient liquidity to meet its needs in the current year, the Manager is considering various alternatives to meet or reduce those needs.

The Fund is closed to new investment. The Fund currently has no assets available for new venture capital investments. The Fund is a closed-end fund and shareholders are not able to redeem their shares on a daily basis. For more information about the limited liquidity available, please see the offering prospectus. This material is not an offer, or a solicitation of an offer, to purchase any securities or other financial instruments, and may not be so construed.

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Composition of Net Assets

   [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL.]

Short-Term Holdings/
  Other Assets Less Liabilities                                3.4%
Public Companies                                              27.3%
Venture Capital                                               69.3%

Top Public Holdings

Represents 11.8% of net assets

Synopsys
Software
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Microsoft
Software
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Lexmark International
Computers and Peripherals
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Symantec
Software
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Laboratory Corp. of America Holdings
Health Care
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Dell Computer
Computers and Peripherals
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Quest Diagnostics
Health Care
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SunGard Data Systems
IT Consulting and Services
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Amdocs
IT Consulting and Services
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First Data
Commercial Services and Supplies
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Top Public Industries

                                                           Percent of Net Assets
Software                                                           10.1%
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Computers and Peripherals                                           3.4
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Health Care                                                         3.4
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IT Consulting and Services                                          3.0
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Media                                                               2.1
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Venture Capital Industries

                                                           Percent of Net Assets
Internet Business-to-Consumer                                       7.9%
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Digital Enabling Technologies                                       6.8
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Wireless                                                            4.4
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Enterprise Business Infrastructure                                  2.6
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Broadband and Fiber Optics                                          1.2
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Other                                                              46.4
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Top Venture Capital Holdings

Represents 60.9% of net assets

GMP Companies
Other
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Gateway Learning
Internet Business-to-Consumer
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iBiquity Digital
Wireless
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Edison Venture Fund IV
Other
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Homegain.com
Internet Business-to-Consumer
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The Petroleum Place
Enterprise Business Infrastructure
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Walden VC II
Other
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Access Data
Digital Enabling Technologies
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LifeMasters Supported SelfCare
Digital Enabling Technologies
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Geographic Network Affiliates International
Broadband and Fiber Optics
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      The Fund is actively managed and its holdings are subject to change.

The views and opinions expressed are those of J. & W. Seligman & Co. Incorporated, are provided for general information only, and do not constitute specific tax, legal, or investment advice to, or recommendations for, any person. There can be no guarantee as to the accuracy of market forecasts. Opinions, estimates, and forecasts may be changed without notice.

The Fund invests primarily in the stock of technology companies, including private companies typically not available to the general public. This venture capital investing is highly speculative. Additionally, technology stocks may be subject to increased government regulation and offer limited liquidity. Investments concentrated in one economic sector, such as technology, may be subject to greater price fluctuations than a portfolio of diversified investments. The stocks of smaller companies may be subject to above-average market price fluctuations. Please consult the Fund's prospectus for more information about risk.

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EQNTF8 3/03                               Distributed by Seligman Advisors, Inc.